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                                                                 EXHIBIT 10.17.2



                                   JP MORGAN

                             TERM CREDIT AGREEMENT

                                  dated as of



                                October 15, 2001

                                     among

                           TRINITY INDUSTRIES, INC.,
                                  as Borrower,

                           The Lenders A Party Hereto

                                      and

                           THE CHASE MANHATTAN BANK,

                            as Administrative Agent

                          ---------------------------

                          J.P. MORGAN SECURITIES INC.

                     as Lead Arranger and Sole Book Manager



================================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS........................................................1

   SECTION 1.01   Defined Terms..............................................1

   SECTION 1.02   Terms Generally...........................................12

   SECTION 1.03   Accounting Terms; GAAP....................................13

ARTICLE II THE LOAN.........................................................13

   SECTION 2.01   Commitment................................................13

   SECTION 2.02   Funding of the Loan.......................................13

   SECTION 2.03   Interest Elections........................................14

   SECTION 2.04   Repayment of the Loan; Evidence of Debt...................15

   SECTION 2.05   Prepayment of the Loan....................................16

   SECTION 2.06   Fees......................................................16

   SECTION 2.07   Interest..................................................17

   SECTION 2.08   Alternate Rate of Interest................................17

   SECTION 2.09   Increased Costs...........................................18

   SECTION 2.10   Break Funding Payments....................................19

   SECTION 2.11   Taxes.....................................................19

   SECTION 2.12   Payments Generally; Pro Rata Treatment; Sharing of
                    Set-offs................................................20

   SECTION 2.13   Illegality................................................22

   SECTION 2.14   Mitigation Obligations; Replacement of Lenders............22

ARTICLE III REPRESENTATIONS AND WARRANTIES..................................23

   SECTION 3.01   Organization; Powers......................................23

   SECTION 3.02   Authorization; Enforceability.............................23

   SECTION 3.03   Governmental Approvals; No Conflicts......................24

   SECTION 3.04   Financial Condition; No Material Adverse Change...........24

   SECTION 3.05   Litigation................................................25

   SECTION 3.06   Subsidiaries..............................................25

   SECTION 3.07   Disclosure................................................25

   SECTION 3.08   Margin Stock..............................................25

   SECTION 3.09   Merger Documents..........................................25

   SECTION 3.10   Representations and Warranties Incorporated by
                    Reference ..............................................26

ARTICLE IV CONDITIONS.......................................................26

   SECTION 4.01   Effective Date............................................26

ARTICLE V AFFIRMATIVE COVENANTS.............................................28

   SECTION 5.01   Financial Statements and Other Information................28

   SECTION 5.02   Notices of Material Events................................29

   SECTION 5.03   Existence; Conduct of Business............................29

   SECTION 5.04   Use of Proceeds...........................................29

   SECTION 5.05   Security Instruments......................................30

   SECTION 5.06   Thrall Merger.............................................30

   SECTION 5.07   Covenants Incorporated by Reference.......................30

ARTICLE VI NEGATIVE COVENANTS...............................................31

   SECTION 6.01   Use of Proceeds; Escrow Agreement.........................31

   SECTION 6.02   Covenants Incorporated by Reference.......................31

ARTICLE VII EVENTS OF DEFAULT...............................................31

ARTICLE VIII AGENTS.........................................................33

ARTICLE IX MISCELLANEOUS....................................................35

   SECTION 9.01   Notices...................................................35

   SECTION 9.02   Waivers; Amendments.......................................36

   SECTION 9.03   Expenses; Indemnity; Damage Waiver........................36

   SECTION 9.04   Successors and Assigns....................................38

   SECTION 9.05   Survival..................................................40

   SECTION 9.06   Counterparts; Integration; Effectiveness..................40

   SECTION 9.07   Severability..............................................40

   SECTION 9.08   Right of Setoff...........................................40

   SECTION 9.09   Governing Law; Jurisdiction; Consent to Service of
                    Process.................................................41

   SECTION 9.10   Waiver of Jury Trial......................................41

   SECTION 9.11   Headings..................................................42

   SECTION 9.12   Confidentiality...........................................42

   SECTION 9.13   Interest Rate Limitation..................................42

   SECTION 9.14   Arranger..................................................44

   SECTION 9.15   No Oral Agreements........................................44

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.04 -- Disclosed Matters
Schedule 3.06 -- Subsidiaries


EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Subsidiary Guaranty
Exhibit C -- Form of Interest Election Request

                              TERM CREDIT AGREEMENT

                  THIS TERM CREDIT AGREEMENT is made and entered into as of October 15, 2001, among TRINITY INDUSTRIES, INC., a Delaware corporation (the "Borrower"), THE CHASE MANHATTAN BANK, individually as a Lender and as Administrative Agent, and each of the lenders that is a signatory hereto or which hereafter becomes a party hereto as provided in Section 9.04 (individually, a "Lender" and collectively, the "Lenders").

                                    RECITALS:

                  Pursuant to that certain Agreement and Plan of Merger (as amended, the "Thrall Merger Agreement") dated as of August 13, 2001, among the Borrower, TCMC Acquisition Corp., an Illinois corporation ("TCMC"), the sole shareholder of which is the Borrower, Thrall Car Management Company, Inc., a Delaware corporation ("Thrall Management") and the sole shareholder of Thrall Car Manufacturing Company, an Illinois corporation ("Thrall"), and Thrall, the parties thereto have agreed to effect the merger of TCMC with and into Thrall, with Thrall being the surviving corporation (the merger of TCMC with and into Thrall pursuant to the Thrall Merger Agreement is referred to herein as the "Thrall Merger").

                  The Borrower has requested that the Lenders provide a term credit facility to the Borrower in the aggregate principal amount of $170,000,000, the proceeds of which term credit facility will be used solely by the Borrower on the Consummation Date to finance the Thrall Merger and to pay certain fees and expenses actually incurred in connection with the Thrall Merger, all pursuant to the terms and conditions set forth herein.

                  The Lenders are willing to make the Loan (as hereinafter defined) to the Borrower for the purpose specified above and only on the terms and subject to the conditions set forth herein.

                  In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to the Loan, refers to whether any portion of the principal amount outstanding under the Loan is bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ABR Tranche" means any portion of the principal amount outstanding under the Loan which bears interest at a rate computed by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Tranche for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/32 of

1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" means the Administrative Agent, the Arranger and any other agent under this Agreement.

                  "Agreement" means this Term Credit Agreement, as it may be amended, modified, restated or supplemented and in effect from time to time.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Rate" means, with respect to any Eurodollar Tranche, for any day (a) during the period from and including the Effective Date through and including December 31, 2001, 1.500% per annum, and (b) during the period from and including January 1, 2002 through and including the Maturity Date, 1.750% per annum.

                  "Arranger" means J.P. Morgan Securities Inc. in its capacity as Lead Arranger and Sole Book Manager.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by

Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Authorized Officer" means the Chairman, the President, the Chief Financial Officer, any Senior Vice President, any Vice President or the Treasurer of the Borrower or any Material Subsidiary, as applicable, or any other officer of the Borrower or any Material Subsidiary specified to the Administrative Agent in writing by any of the aforementioned officers of the Borrower or any Material Subsidiary.

                  "Base CD Rate" means the sum of (a) the Three Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" shall have the meaning set forth in the initial paragraph hereof.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Tranche, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than thirty percent (30)% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.09(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive

(whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Chase" means The Chase Manhattan Bank, in its individual capacity, and not as Administrative Agent.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all property and assets on which Liens have been granted to the Administrative Agent to secure the indebtedness, obligations and liabilities of the Borrower and its Subsidiaries under the Loan Documents.

                  "Commitment" means, as to any Lender, such Lender's obligation to make its portion of the Loan pursuant to Section 2.01 of this Agreement in a principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01.

                  "Consolidated Subsidiaries" means, for any Person, any subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements.

                  "Consummation Date" means the date on which all conditions precedent described in the Thrall Merger Agreement have been fulfilled and satisfied (or otherwise waived) in all material respects in accordance with the terms and provisions thereof, all consents and approvals necessary for the consummation of the Thrall Merger have been obtained (including, without limitation, the consent of the Required Lenders under and as defined in the Revolving Credit Agreement), and the Thrall Merger is consummated pursuant to the terms of the Thrall Merger Agreement.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Debt Offering" means the creation or incurrence after the date hereof by the Borrower of ETC Indebtedness or Leveraged Lease Indebtedness.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.04.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means October 15, 2001, provided that the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Escrow Agent" means The Chase Manhattan Bank, in its capacity as escrow agent under the Escrow Agreement.

                  "Escrow Agreement" means that certain Escrow Agreement dated as of October 15, 2001, by and among the Borrower, Thrall and the Escrow Agent, which Escrow Agreement will be in form and substance satisfactory to the Administrative Agent.

                  "Escrow Deposit" means the "Deposit" under and as defined in the Escrow Agreement.

                  "ETC Indebtedness" means equipment trust certificate financing created or incurred after the date hereof and secured by leased rail equipment which is pledged to a trustee acting on behalf of the certificate holders.

                  "Eurodollar", when used in reference to all or any portion of the Loan, refers to whether any portion of the principal amount outstanding under the Loan is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Eurodollar Tranche" means, with respect to any Interest Period, any portion of the principal amount outstanding under the Loan which bears interest at a rate computed by reference to the Adjusted LIBO Rate for such Interest Period.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Taxes" means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.14(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.11(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.11(a).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means that certain Fee Letter, dated as of October ____ 2001, by and among the Borrower, Chase and J.P. Morgan Securities Inc., as such letter may be amended, supplemented, restated or otherwise modified from time to time.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Fiscal Quarter" means the fiscal quarter of the Borrower, ending on the last day of each March, June, September and December of each year.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Governmental Rule" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term

Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Highest Lawful Rate" has the meaning set forth in Section
9.13.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and
(k) liabilities of such Person in respect of any Hedging Agreement, provided that, for purposes of this definition, such liabilities of such Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means, for any day, (a) with respect to S&P, the corporate debt rating of the Borrower established by S&P and in effect for such day, and (b) with respect to Moody's, either (i) the corporate debt rating of the Borrower established by Moody's and in effect for such day, or (ii) if no corporate debt rating of the Borrower has been established by Moody's and in effect for any such day, the senior implied corporate debt rating of the Borrower based upon the subordinated debt rating of the Borrower established by Moody's and in effect for such day.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Tranche in accordance with Section 2.03, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

                  "Interest Payment Date" means (a) with respect to any ABR Tranche, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Tranche, the last day of the Interest Period applicable to such Tranche.

                  "Interest Period" means with respect to any Eurodollar Tranche, the period commencing on the date of such Tranche and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Eurodollar Tranche initially shall be the Effective Date (in the case of a Eurodollar Tranche election effective on the Effective Date) and thereafter shall be the effective date of the most recent conversion or continuation of such Tranche.

                  "Lender Affiliate" means (a) with respect to any Lender (i) an Affiliate of such Lender, or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Leveraged Lease Indebtedness" means leveraged lease financing created or incurred after the date hereof.

                  "LIBO Rate" means, with respect to any Eurodollar Tranche for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Tranche for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/32 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan" means the term loan in an aggregate principal amount of $170,000,000 to be made by the Lenders to the Borrower pursuant to this Agreement.

                  "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranties, any Interest Election Request, any Assignment and Acceptance, the Fee Letter, and all other agreements (including Hedging Agreements) relating to this Agreement entered into from time to time between or among the Borrower (or any or all of its Subsidiaries) and the Administrative Agent or any Lender (or, with respect to the Hedging Agreements, any Affiliates of any Lender), and any document delivered by the Borrower or any of its Subsidiaries in connection with the foregoing.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Material Subsidiaries taken as a whole, (b) the ability of the Borrower or any Material Subsidiary to perform any of its obligations under this Agreement or any of the other Loan Documents, (c) the validity or enforceability of this Agreement or any of the other Loan Documents or (d) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

                  "Material Indebtedness" means Indebtedness (other than the
Loan), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Subsidiary" means any Subsidiary of the Borrower which is organized under the laws of the United States of America, any State thereof, or the District of Columbia (a) with assets (including, without limitation, assets of any subsidiary of such Subsidiary) having a book value equal to or greater than ten percent (10%) of the consolidated assets of the Borrower and its Subsidiaries, (b) which accounts (together with any subsidiary of such Subsidiary) for more than ten percent (10%) of the consolidated revenues of the Borrower and its Subsidiaries, or (c) which accounts (together with any subsidiary of such Subsidiary) for more than ten percent (10%) of the consolidated net income of the Borrower and its Subsidiaries. As of the Effective Date, "Material Subsidiaries" means the Subsidiaries set forth (and designated as such) on Schedule 3.06.

                  "Maturity Date" means the earliest of (a) March 31, 2002, (b) in the event that the Consummation Date has not occurred, November 2, 2001, or
(c) the date of any termination of the Revolving Credit Agreement or the Commitments under and as defined therein.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Cash Proceeds" means the remainder of (a) the gross proceeds received by the Borrower from any Debt Offering, less (b) underwriter discounts and commissions, investment banking fees, legal, accounting and other professional fees and expenses, and other usual customary transaction costs, in each case only to the extent paid or payable by the Borrower in cash and related to such Debt Offering.

                  "New York City" means New York, New York.

                  "Note" means any promissory note of the Borrower payable to the order of a Lender and issued pursuant to this Agreement, in form and substance satisfactory to the Lenders (as such promissory note may be amended, extended, renewed, rearranged, endorsed or otherwise modified from time to time), and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, the Lenders holding Notes with an aggregate outstanding principal balance representing not less than fifty-one percent (51%) of the aggregate principal balance of all Notes. In addition to the foregoing, so long as there are two (2) or more Lenders a party to this Agreement, Required Lenders must include at least two (2) Lenders.

                  "Revolving Credit Agreement" means that certain Credit Agreement dated as of June 8, 2001, by and among the Borrower, The Chase Manhattan Bank, as administrative agent, the other agents a party thereto, and The Chase Manhattan Bank and the other lenders a party thereto, providing for a revolving credit facility in the initial principal amount of $460,000,000, as amended, modified, renewed, extended or restated from time to time.

                  "S&P" means Standard & Poor's.

                  "SEC" means the Securities and Exchange Commission and any Governmental Authority succeeding to any or all of its functions.

                  "Security Instruments" means all mortgages, deeds of trust, security agreements, pledge agreements, financing statements and other agreements, documents or instruments now or hereafter executed and delivered by the Borrower, any of its Subsidiaries or any other Person as security for the payment and performance of the indebtedness, obligations and liabilities of the Borrower and its Subsidiaries under the Loan Documents.

                  "Security Threshold Rating Level" has the meaning set forth in the Revolving Credit Agreement.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurodollar Tranches shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Guaranties" means the guaranties of the Indebtedness of the Borrower arising under or in connection with this Agreement and the other Loan Documents, executed and delivered pursuant to Section 4.01(c), substantially in the form of Exhibit B, given by each of the Material Subsidiaries, as amended, supplemented, restated or otherwise modified from time to time.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TCMC" has the meaning set forth in the recitals hereto.

                  "Thrall" has the meaning set forth in the recitals hereto.

                  "Thrall Management" has the meaning set forth in the recitals hereto.

                  "Thrall Merger" has the meaning set forth in the recitals hereto.

                  "Thrall Merger Agreement" has the meaning set forth in the recitals hereto.

                  "Thrall Merger Documents" means the Thrall Merger Agreement, the other Operative Agreements (as such term is defined in the Thrall Merger Agreement), and all other material documents, instruments and agreements executed or delivered by the Borrower, TCMC, Thrall Management and/or Thrall pursuant to the Thrall Merger Agreement or in connection with the Thrall Merger.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Tranche" means an ABR Tranche or a Eurodollar Tranche, and "Tranches" means ABR Tranches or Eurodollar Tranches or any combination thereof.

                  "Transactions" means the execution, delivery and performance by the Borrower and its Material Subsidiaries of this Agreement and the other Loan Documents, the borrowing of the Loan and the use of the proceeds thereof, and the consummation of the Thrall Merger pursuant to the terms of the Thrall Merger Agreement.

                  SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                                    THE LOAN

                  SECTION 2.01 Commitment. Subject to the terms and conditions set forth herein, on the Effective Date, each Lender will make one Loan to the Borrower equal to such Lender's Commitment. No amounts paid or prepaid with respect to the Loan may be reborrowed. Upon a Lender making such Loan, its Commitment shall terminate and it shall have no further Commitment to make Loans.

                  SECTION 2.02 Funding of the Loan.

                  (a) Each Lender shall make the Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 12:00 noon, Dallas, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make the proceeds of the Loan available to the Borrower on the Effective Date by wire transfer or intrabank or interbank transfer directly to the Escrow Agent for deposit in accordance with the terms of the Escrow Agreement.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the Effective Date that such Lender will not make available to the Administrative Agent such Lender's Loan to be made on such date, the Administrative Agent may assume that such Lender has made such Loan available on the Effective Date in accordance with paragraph (a) of this Section
2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Loan to be made on the Effective Date available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Tranches. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan to be made on the Effective Date.

                  SECTION 2.03 Interest Elections.

                  (a) The Borrower may elect to have all or any portion of the principal outstanding under the Loan be the subject of an ABR Tranche or one (1) or more Eurodollar Tranches, which shall bear interest at rates based upon the Alternate Base Rate or Adjusted LIBO Rate, respectively. So long as no Default or Event of Default shall be continuing, the Borrower may elect to convert all or part of a Tranche to a different type of Tranche, or to continue such Tranche, and, in the case of a Eurodollar Tranche, may elect Interest Periods therefor, all as provided in this Section 2.03. The Borrower may elect different options with respect to different portions of the affected Tranche, in which case each such portion shall be considered a separate Tranche.

                  (b) To make an election pursuant to this Section 2.03, the Borrower shall notify the Administrative Agent of such election by telephone (i) in the case of a Eurodollar Tranche, not later than 11:00 a.m., Dallas, Texas time, three (3) Business Days before the date of the proposed conversion or continuation, or (ii) in the case of an ABR Tranche, not later than 10:00 a.m., Dallas, Texas time, on the day of the proposed conversion or continuation. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request executed by an Authorized Officer of the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information:

                  (i) the Tranche to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Tranche (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Tranche);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Tranche is to be an ABR Tranche or a Eurodollar Tranche; and

                  (iv) if the resulting Tranche is a Eurodollar Tranche, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Tranche but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Tranche.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Tranche prior to the end of the Interest Period applicable thereto, then, unless such Tranche is repaid as provided herein, at the end of such Interest Period such Tranche shall be converted to an ABR Tranche. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Tranche may be converted to or continued as a Eurodollar Tranche and (ii) unless repaid, each Eurodollar Tranche shall be converted to an ABR Tranche at the end of the Interest Period applicable thereto.

                  SECTION 2.04 Repayment of the Loan; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loan on the Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement.

                  (e) The Loan shall be evidenced by a Note or Notes payable to the order of each Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. The Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.05 Prepayment of the Loan.

                  (a) In the event the Borrower shall receive Net Cash Proceeds from any Debt Offering, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loan, such proceeds to be applied first to ABR Tranches and then to Eurodollar Tranches next maturing.

                  (b) The Borrower shall have the right at any time and from time to time to prepay any Tranche in whole or in part; provided that (i) each prepayment pursuant to this Section 2.05(b) shall be in an amount that is an integral multiple of $2,000,000 and not less than $10,000,000; (ii) each prepayment pursuant to this Section 2.05(b) shall be subject to prior notice in accordance with paragraph (c) of this Section 2.05; and (iii) the Borrower shall pay any and all costs and expenses due to the Lenders pursuant to Section 2.10 at the time of such prepayment.

                  (c) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Tranche, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Tranche, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Tranche or portion thereof to be prepaid (which amount shall be in a minimum principal amount of $10,000,000 and in $2,000,000 increments in excess thereof). Promptly following receipt of any such notice relating to a Tranche, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Tranche shall be applied ratably to the Loan included in the prepaid Tranche. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07.

                  SECTION 2.06 Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent and the Arranger, for their own account, fees payable in the amounts and at the times separately agreed upon in writing between or among the Borrower and such Agents (including, without limitation, all fees due and payable pursuant to the terms of the Fee Letter).

                  (b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.07 Interest.

                  (a) Subject to Section 9.13, ABR Tranches shall bear interest at the Alternate Base Rate.

                  (b) Subject to Section 9.13, Eurodollar Tranches shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Tranches plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, but subject to Section 9.13, if any principal of or interest on the Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of the Loan, 2% plus the rate otherwise applicable to the Loan as provided in the preceding paragraphs of this Section 2.07 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Tranches as provided in paragraph (a) of this Section 2.07.

                  (d) Subject to Section 9.13, accrued interest on the Loan shall be payable in arrears on each Interest Payment Date and on the Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this
Section 2.07 shall be payable on demand, (ii) in the event of any repayment or prepayment of all or any portion of the Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Tranche prior to the end of the current Interest Period therefor, accrued interest on such Tranche shall be payable on the effective date of such conversion.

                  (e) Subject to Section 9.13, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.08 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Tranche:

                  (a) the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining the portion of the Loan included in such Tranche for such Interest Period; or

                  (c) the Administrative Agent determines that by reason of circumstances affecting the interbank dollar market generally, deposits in U.S. Dollars in the relevant interbank dollar market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Tranche requested by the Borrower;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Tranche to, or continuation of any Tranche as, a Eurodollar Tranche shall be ineffective.

                  SECTION 2.09 Increased Costs.

                  (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Tranches made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Tranche (or of maintaining its obligation to make any such Eurodollar Tranche) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.09 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.09 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.10 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Tranche other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Tranche other than on the last day of the Interest Period applicable thereto, (c) the failure to convert, continue or prepay all or any portion of the Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Tranche other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.14, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Tranche, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Tranche had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Tranche, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to convert or continue, for the period that would have been the Interest Period for such Tranche), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.11 Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) the Administrative Agent or each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the

Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.11) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.12 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.09, 2.10 or 2.11, or otherwise) prior to 12:00 noon, Dallas, Texas time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, except that payments pursuant to Sections 2.09, 2.10, 2.11 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loan resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest, and (ii) the provisions of this
Section 2.12(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.12(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(b), 2.12(d) or 9.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.13 Illegality.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, if (i) by reason of the adoption of any applicable Governmental Rule or any change (after the Effective Date) in any applicable Governmental Rule or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority or (ii) circumstances affecting the London interbank dollar market or the position of a Lender therein shall at any time make it unlawful or impracticable in the sole discretion of a Lender exercised in good faith for such Lender or its applicable lending office to (A) honor its obligation to make Eurodollar Tranches either generally or for a particular Interest Period provided for hereunder, or (B) maintain Eurodollar Tranches either generally or for a particular Interest Period provided for hereunder, then such Lender shall promptly notify the Borrower thereof through the Administrative Agent and such Lender's obligation to make or maintain Eurodollar Tranches having an affected Interest Period hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Tranches having an affected Interest Period (in which case the provisions of Section 2.13(b) hereof shall be applicable). Before giving such notice pursuant to this Section 2.13(a), such Lender will designate a different available lending office for the affected Eurodollar Tranches of such Lender or take such other action as the Borrower may request if such designation or action will avoid the need to suspend such Lender's obligation to make Eurodollar Tranches hereunder and will not, in the sole opinion of such Lender exercised in good faith, be disadvantageous to such Lender (provided, that such Lender shall have no obligation to so designate a lending office for Eurodollar Tranches located in the United States of America).

                  (b) If the obligation of any Lender to make or maintain any Eurodollar Tranches shall be suspended pursuant to Section 2.13(a) hereof, all Tranches having an affected Interest Period which would otherwise be made by such Lender as Eurodollar Tranches shall be made instead as ABR Tranches (and, if such Lender so requests by notice to the Borrower with a copy to the Administrative Agent, each Eurodollar Tranche having an affected Interest Period of such Lender then outstanding shall be automatically converted into an ABR Tranche on the last day of the Interest Period for such Eurodollar Tranches unless earlier conversion is required by applicable law) and, to the extent that Eurodollar Tranches are so made as (or converted into) ABR Tranches, all payments of principal which would otherwise be applied to such Eurodollar Tranches shall be applied instead to such ABR Tranches.

                  SECTION 2.14 Mitigation Obligations; Replacement of Lenders.

                  (a) If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.11, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If (i) any Lender requests compensation under Section 2.09, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, (iii) any Lender defaults in its obligation to fund its Loan hereunder, or
(iv) any Lender suspends its obligation to maintain or fund Eurodollar Tranches under Section 2.13, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Administrative Agent and the Lenders that:

                  SECTION 3.01 Organization; Powers. Each of the Borrower and its Consolidated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02 Authorization; Enforceability. The Transactions are within the Borrower's and each Material Subsidiary's corporate, partnership or limited liability company powers (as applicable) and have been duly authorized by all necessary corporate, partnership or limited liability company powers (as applicable) and, if required, stockholder action. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and each Material Subsidiary (to the extent a party thereto) and constitute the legal, valid and binding obligations of the Borrower and each Material Subsidiary (as applicable), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 3.04 Financial Condition; No Material Adverse Change.

                  (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Borrower's fiscal year ended March 31, 2001 audited by Ernst & Young, LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter and the portion of the Borrower's fiscal year ended June 30, 2001, certified by one of its Financial Officers. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. The Borrower has also provided to the Lenders and the Administrative Agent copies of all material financial statements (including pro forma financial statements), reports, and all SEC filings (other than Hart-Scott-Rodino filings) concerning the Thrall Merger.

                  (b) Since June 8, 2001, and except for the Disclosed Matters, there has been no Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

                  (c) The Borrower has heretofore furnished to the Lenders and the Administrative Agent the pro forma balance sheet of the Borrower and its Subsidiaries after giving effect to the Thrall Merger. Such pro forma balance sheet presents fairly in all material respects, the estimated financial position of the Borrower and its Subsidiaries on a pro forma basis as of the Consummation Date and the projected results of operations for such periods in accordance with GAAP consistently applied.

                  SECTION 3.05 Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), (ii) that involve this Agreement or the Transactions, or (iii) which could reasonably be expected to impair the right or ability of the Borrower to consummate the Thrall Merger and comply with Section 5.06 hereof.

                  SECTION 3.06 Subsidiaries. Schedule 3.06 hereto accurately (a) reflects (i) the jurisdiction of incorporation or organization of the Borrower and each of its Subsidiaries, and (ii) each jurisdiction in which the Borrower and each of its Subsidiaries is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, and (b) specifies those Subsidiaries that are Material Subsidiaries. The Borrower has no Subsidiaries other than those listed on Schedule 3.06.

                  SECTION 3.07 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.08 Margin Stock. None of the proceeds of the Loan will be used for the purpose of extending credit for the purpose of (a) purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221) or (b) reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock, in either case in violation of Regulation U. Neither the Borrower nor any Subsidiary of the Borrower nor any Person acting on behalf of the Borrower or any Subsidiary of the Borrower has taken or will take any action which would cause any of the Loan Documents, including this Agreement and any Subsidiary Guaranty, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System, or to violate any similar provision of the Securities Exchange Act of 1934 or any rule or regulation under any such provision thereof.

                  SECTION 3.09 Merger Documents. The Borrower has provided each Lender with a true and correct copy of each of the Thrall Merger Documents, including all amendments and modifications thereto. No material rights or obligations of any party to any of the Thrall Merger Documents have been waived and neither the Borrower nor any other party to any of the Thrall Merger Documents is in default of its obligations thereunder. Each of the

Thrall Merger Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and effect. Each representation and warranty made by the Borrower, and to the best knowledge of the Borrower, by each other Person a party to any of the Thrall Merger Documents (a) was true and correct when made, (b) will be true and correct on the Effective Date, and (c) will be true and correct on the Consummation Date, except to the extent such representation and warranty is expressly stated as of a certain date. The execution delivery and performance by the Borrower and its Subsidiaries (as applicable) of the Thrall Merger Documents and the consummation of the Thrall Merger pursuant to the terms thereof, have been duly authorized by all necessary corporate action and will not (i) violate any of the Borrower's or any of its Subsidiaries' applicable organizational documents, (ii) violate or result in a breach or contravention of, in any material respect, any document evidencing any material obligation to which the Borrower or any of its Subsidiaries is a party, or result in the creation of any Lien on any asset of the Borrower or any of its Subsidiaries, (iii) violate or result in any breach or contravention of any material order, injunction, writ or decree of any Governmental Authority to which the Borrower or any of its Subsidiaries or its property is subject, or (iv) violate any Governmental Rule, to the extent any such violation could reasonably be expected to result in a Material Adverse Effect. Notwithstanding anything to the contrary contained herein, it is acknowledged and agreed by the Administrative Agent and the Lenders that each of the foregoing representations and warranties contained in this Section 3.09 with respect to Thrall and the other parties to the Thrall Merger Agreement other than the Borrower and its Subsidiaries shall be made or deemed to be made to the knowledge of the Borrower.

                  SECTION 3.10 Representations and Warranties Incorporated by Reference. Each representation and warranty contained in Article III of the Revolving Credit Agreement is true and correct.

                                   ARTICLE IV
                                   CONDITIONS

                  SECTION 4.01 Effective Date. The obligations of the Lenders to make the Loan shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent (or its counsel) shall have received from the Borrower a Note payable to the order of each Lender, each in the amount of such Lender's Commitment, signed on behalf of the Borrower.

                  (c) The Administrative Agent (or its counsel) shall have received from each Material Subsidiary either (i) a Subsidiary Guaranty signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of such Subsidiary Guaranty) that such party has signed such Subsidiary Guaranty.

                  (d) The Administrative Agent shall have received from each party thereto a counterpart of the Escrow Agreement signed on behalf of such party.

                  (e) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated as of the date hereof) of Haynes & Boone, LLP, counsel for the Borrower and the Material Subsidiaries, in form and substance satisfactory to the Administrative Agent, and covering such matters relating to the Borrower, the Material Subsidiaries, this Agreement, the other Loan Documents, the Thrall Merger or the Transactions as the Required Lenders shall reasonably request.

                  (f) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and its Subsidiaries, the authorization of the Thrall Merger and the transactions contemplated thereby, the Transactions and any other legal matters relating to the Borrower, its Subsidiaries, this Agreement, the other Loan Documents, the Thrall merger Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (g) The Administrative Agent shall have received a certificate, dated as of the date hereof and signed by the President, a Vice President or a Financial Officer of the Borrower, stating that all conditions set forth in this Section 4.01 have been satisfied.

                  (h) The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable pursuant to the Fee Letter, this Agreement or any other Loan Document on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (i) The Administrative Agent shall have received from each party thereto a counterpart to an amendment to the Revolving Credit Agreement signed on behalf of such party, such amendment to be in form and substance satisfactory to the Borrower and the Required Lenders under and as defined in the Revolving Credit Agreement.

                  (j) The Administrative Agent shall have received a copy of each Thrall Merger Document and all other material documents, instruments and agreements executed and/or delivered by the Borrower or its Subsidiaries in connection with the Thrall Merger, together with a certificate signed by the President, a Vice-President or a Financial Officer of the Borrower, dated as of the Effective Date, certifying that (i) such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof on and as of the Effective Date, (ii) on and as of the Effective Date, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of the Loan or which could reasonably be expected to impair materially the right or ability of the Borrower to consummate the Thrall Merger substantially in accordance with the terms of the

Thrall Merger Agreement and to comply with the requirements of Section 5.06 hereof, (iii) the Thrall Merger Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein contained, in light of the circumstances under which made, not misleading, and (iv) no material rights or obligations of any party to any of the Thrall Merger Documents have been waived and neither the Borrower nor any other party to any of the Thrall Merger Documents is in default of its obligations thereunder.

                  (k) In the sole discretion of each Lender, there shall have been no Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole.

                  (l) The Thrall Merger and the transactions contemplated thereby and by this Agreement and the other Loan Documents shall be permitted by applicable law and regulation and shall not subject any Agent, any Lender, the Borrower or any of its Subsidiaries to any material adverse change in their assets, liabilities, financial condition or prospects.

                  (m) No litigation, arbitration or similar proceeding shall be pending which calls into question the validity or enforceability of this Agreement and/or the other Loan Documents or any Thrall Merger Document, and/or the validity or effectiveness of the Thrall Merger.

                  (n) All matters related to this Agreement, the other Loan Documents, the Thrall Merger, the Thrall Merger Documents, the Transactions, the Borrower, its Subsidiaries, TCMC, Thrall or Thrall Management shall be acceptable to the Administrative Agent and each Lender in their sole discretion, and the Administrative Agent and its counsel shall have received all information, approvals, documents, instruments and evidence as the Administrative Agent or its counsel may reasonably request to substantiate any matters related to this Agreement, the other Loan Documents, the Thrall Merger, the Thrall Merger Documents, the Transactions, the Borrower, its Subsidiaries, TCMC, Thrall or Thrall Management.

All documents executed or submitted pursuant to this Section 4.01 by and on behalf of the Borrower or any of its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The obligations of the Lenders to make the Loan shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Dallas, Texas time, on October 15, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                                   ARTICLE V
                              AFFIRMATIVE COVENANTS

                  Until the principal of and interest on the Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and each Lender that:

                  SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) each financial statement, notice, report, certificate, document, instrument, agreement or other information the Borrower is required to provide the Administrative Agent or any Lender (as defined in the Revolving Credit Agreement) under the Revolving Credit Agreement;

                  (b) promptly upon determination that any Subsidiary has become a Material Subsidiary, a Subsidiary Guaranty duly executed by such Material Subsidiary; and

                  (c) promptly following any request therefor, such other information regarding the operations, business, affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; or

                  (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other Authorized Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

                  SECTION 5.04 Use of Proceeds. The proceeds of the Loan will be used only (a) on the Effective Date to fund the Escrow Deposit, and (b) on the Consummation Date to finance the Thrall Merger and to pay certain fees and expenses actually incurred in connection with the Thrall Merger. In the event the Consummation Date has not occurred prior to 5:00 p.m. Dallas, Texas time on November 2, 2001, the Borrower will cause the Escrow Deposit, less any amounts owing to the Escrow Agent pursuant to the terms of the Escrow Agreement, to be immediately paid and/or disbursed to the Administrative Agent for the benefit of the Lenders, and will instruct the Escrow Agent accordingly. The Borrower agrees to deliver to the Administrative Agent a copy of all notices to be delivered to the Escrow Agent pursuant to the terms of the Escrow Agreement, prior to delivery thereof, to the extent concerning the disbursement of the Escrow Deposit.

                  SECTION 5.05 Security Instruments. If at any time, the ratings established by Moody's and S&P for the Index Debt are reduced to a category or level (as established in accordance with the terms of this Agreement) below the Security Threshold Rating Level, the Borrower will, and will cause each of its Subsidiaries to, at the Borrower's expense, execute and deliver to the Administrative Agent for the benefit of the Lenders, on or prior to twenty (20) days following the reduction of the ratings for the Index Debt to a category or level below the Security Threshold Rating Level, one or more Security Instruments, in such number of counterparts as the Administrative Agent shall request, for the purpose and with the effect of granting to the Administrative Agent for the benefit of the Lenders as security for the indebtedness, obligations and liabilities of the Borrower and its Subsidiaries under the Loan Documents (which shall be secured ratably with the indebtedness, obligations and liabilities of the Borrower and its Subsidiaries under the Revolving Credit Agreement), a valid first and prior Lien on all material assets and property of the Borrower and its Subsidiaries, together with such other executed documentation as the Administrative Agent or any Lender may require or deem necessary to perfect or protect the Administrative Agent's Liens on the assets and properties of the Borrower and its Subsidiaries, including, without limitation, (i) financing statements under the Uniform Commercial Code, (ii) all intellectual property assignments for all intellectual property registered in the United States of America, (iii) all Collateral the possession of which is necessary to perfect the Liens therein, (iv) all other applicable documentation under the laws of any jurisdiction required with respect to the creation, perfection and protection of Liens, (v) all third-party or governmental approvals and consents required for the pledge of the Collateral under the Security Instruments, and (vi) opinions of counsel (including, without limitation local counsel), in form and substance satisfactory to the Administrative Agent, and covering such matters as the Administrative Agent or the Required Lenders shall reasonably request.

                  SECTION 5.06 Thrall Merger. On the Consummation Date, the Borrower shall deliver to the Administrative Agent a certificate from an Authorized Officer of the Borrower certifying that attached thereto is a true and correct copy of the Thrall Merger Agreement and the other Thrall Merger Documents (including, without limitation, a copy of the Articles of Merger (as defined in the Thrall Merger Agreement) which have been duly filed with the Secretary of State of Illinois) as of the Consummation Date and certifying that
(a) on and as of the Consummation Date, the Thrall Merger has been completed pursuant to the terms of the Thrall Merger Agreement, and pursuant thereto the Articles of Merger have been duly filed with the Secretary of State of Illinois, and (b) as of the Consummation Date, the Thrall Merger Agreement and the other Thrall Merger Documents did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein contained, in light of the circumstances under which made, not misleading.

                  SECTION 5.07 Covenants Incorporated by Reference. The Borrower shall fully, completely and timely observe and comply with each covenant and agreement set forth in Article V of the Revolving Credit Agreement.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         Until the principal of and interest on the Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Administrative Agent and each Lender that:

                  SECTION 6.01 Use of Proceeds; Escrow Agreement. The proceeds of the Loan will not be used for any purpose other than to finance the Thrall Merger and to pay certain fees and expenses actually incurred in connection with the Thrall Merger. The Borrower will not permit the Escrow Deposit to be used for any purpose other than to finance the Thrall Merger, and the Borrower will not deliver any instructions to the Escrow Agent regarding disbursement of the Escrow Deposit without providing a copy of such instructions to the Administrative Agent prior to such delivery. The Borrower will not amend the Escrow Agreement without the prior written consent of the Administrative Agent.

                  SECTION 6.02 Covenants Incorporated by Reference. The Borrower will fully, completely and timely observe and comply with each covenant and agreement set forth in Article VI of the Revolving Credit Agreement.

                                  ARTICLE VII
                                EVENTS OF DEFAULT

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay (including, but not limited to, any failure to pay any mandatory prepayment required by Section 2.05(a)) any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower or any Material Subsidiary shall fail to pay any interest on the Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document, or any amendment or modification hereof or thereof, or waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.02, 5.03 (with respect to the Borrower's and its Subsidiaries' existence) or 5.04 or in Article VI;

                  (e) the Borrower or any Material Subsidiary (as applicable) shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article VII), and such failure shall continue unremedied for a period of 30 days after the earlier to occur of either (i) an Authorized Officer of the Borrower becoming aware of such default or (ii) notice thereof having been given to the Borrower by the Administrative Agent (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) a Change in Control shall occur;

                  (m) an Event of Default shall occur under and as defined in the Revolving Credit Agreement; or

                  (n) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in the Escrow Agreement;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the principal of the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article VII, the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII
                                     AGENTS

         Each of the Lenders hereby irrevocably appoints The Chase Manhattan Bank as Administrative Agent, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) each Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the

Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. Each Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE AGENTS BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. Each Agent shall be deemed not to have knowledge of any Default (other than, with respect to the Administrative Agent, knowledge of a Default of the types specified in clauses (a) or (b) of Article VII) unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

         The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Any Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in Dallas, Texas, Houston, Texas or New York City, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207, Attention: Neil Shoop (Telecopy No.:
214-589-8824);

                  (b) if to the Administrative Agent, to it at The Chase Manhattan Bank, 2200 Ross Avenue, 3rd Floor, Dallas, Texas, Texas 75201,
Attention: Michael Lister (Telecopy No.: 214-965-2044), with a copy to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081,
Attention: Muniram Appanna (Telecopy No.: 212-552-2261); and

                  (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02 Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any of the Loan Documents nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) reduce the principal amount of the Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (ii) postpone the scheduled date of payment of the principal amount of the Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (iii) change Section 2.12(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (iv) release any Material Subsidiary from its obligations under its Subsidiary Guaranty, or (v) change any of the provisions of this Section 9.02(b) or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent.

                  SECTION 9.03 Expenses; Indemnity; Damage Waiver.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Agents or any Lender, including the fees, charges and disbursements of any counsel for the Agents or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.03, or in connection with the Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loan.

                  (b) The Borrower shall indemnify the Agents, the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document, the performance by the parties to the Loan Documents of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL). No Indemnitee shall be liable for any damages arising from the use by others of any information or other material obtained through the Internet, Intralinks or other similar information transmission systems in connection with the Loan Documents. The Borrower agrees that no Indemnitee shall have any liability for any indirect or consequential damages in connection with its activities related to the Loan Documents.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Agents under paragraph (a) or (b) of this
Section 9.03, each Lender severally agrees to pay to such Agents such Lender's applicable percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, and determined based upon the outstanding principal balance of the Loan owed to such Lender relative to the total outstanding principal balance of the Loan owed to all Lenders) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any other Loan Document, the Thrall Merger, the Transactions, the Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

                  SECTION 9.04 Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loan at the time owing to it); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this
Section 9.04, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and to the other Loan Documents and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10, 2.11, 2.13 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 9.04(b).

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Houston, Texas or Dallas, Texas a copy of each

Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loan owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion the Loan owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.12(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.09 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.11(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower and the Material Subsidiaries in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Arranger or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.09, 2.10, 2.11, 2.13 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, or the termination of this Agreement or any provision hereof.

                  SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in, and subject in all respects to, Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

                  (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of Texas.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Courts of the State of Texas and of the United States District Court for the Northern District of Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise ave to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A)

CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 9.10.

                  SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 9.12, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13 Interest Rate Limitation. It is the intention of the parties hereto to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower or any Material Subsidiary to a Lender or any Agent under this Agreement or any other Loan Document shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender or such Agent limiting rates of interest which may be charged or collected by such Lender or such Agent. Accordingly, if the transactions contemplated hereby or thereby would be illegal, unenforceable, usurious or criminal under laws applicable to a Lender or any Agent (including the laws of any jurisdiction whose laws may be mandatorily applicable to such Lender or the Administrative Agent notwithstanding anything to the contrary in this Agreement or any other Loan Document) then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is agreed as follows:

                  (i) the provisions of this Section 9.13 shall govern and control;

                  (ii) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement or any other Loan Document by such Lender or such Agent shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate if any, with respect to such Lender and the Agents herein called the "Highest Lawful Rate"), and any excess shall be canceled automatically and if theretofore paid shall be credited to the Borrower by such Lender or such Agent (or, if such consideration shall have been paid in full, such excess refunded to the Borrower);

                  (iii) all sums paid, or agreed to be paid, to such Lender or such Agent for the use, forbearance and detention of the indebtedness of the Borrower to such Lender or such Agent hereunder or under any Loan Document shall, to the extent permitted by laws applicable to such Lender or such Agent, as the case may be, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

                  (iv) if at any time the interest provided pursuant to this
         Section 9.13 or any other clause of this Agreement or any other Loan Document, together with any other fees or compensation payable pursuant to this Agreement or any other Loan Document and deemed interest under laws applicable to such Lender or such Agent, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to such Lender or such Agent pursuant to this Agreement or such other Loan Document shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender or such Agent pursuant to this Agreement or such other Loan Document below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement or such other Loan Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to such Lender or such Agent if a varying rate per annum equal to the interest provided pursuant to any other relevant Section hereof (other than this Section 9.13) or thereof as applicable, had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section 9.13; and

                  (v) with the intent that the rate of interest herein shall at all times be lawful, if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Loan Documents) by such Lender or such Agent would cause such Lender or such Agent to charge the Borrower a criminal rate of interest, the Lenders and the Agents agree that they will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by such Lender or such Agent, as applicable, and if received such affected Lender or such Agent will return such funds to the Borrower so that the rate of interest paid by the Borrower shall not exceed a criminal rate of interest from the date this Agreement was entered into.

                  SECTION 9.14 Arranger. The Arranger shall not have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Without limiting the foregoing, the Arranger shall not have or be deemed to have any fiduciary relationship with any Lender or the Borrower or any of its Subsidiaries. The Borrower and each Lender acknowledge that it has not relied, and will not rely, on the Arranger in deciding to enter into this Agreement or in taking any action hereunder or under the Loan Documents.

                  SECTION 9.15 No Oral Agreements. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN OR AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                      [SIGNATURE PAGES BEGIN ON NEXT PAGE]

                                SIGNATURE PAGE TO
                              TERM CREDIT AGREEMENT
                                  BY AND AMONG
                            TRINITY INDUSTRIES, INC.,
                     AS BORROWER, THE CHASE MANHATTAN BANK,
                    INDIVIDUALLY AND AS ADMINISTRATIVE AGENT,
                 AND THE LENDERS LISTED ON SCHEDULE 2.01 HERETO


                                        TRINITY INDUSTRIES, INC.



                                        By:
                                            -----------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



                                [Signature Page]

                                        THE CHASE MANHATTAN BANK,
                                        individually and as Administrative Agent


                                        By:
                                            -----------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



                                [Signature Page]

                                                                       EXHIBIT A

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Term Credit Agreement dated as of October ___, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among Trinity Industries, Inc., the Lenders named therein, The Chase Manhattan Bank, as Administrative Agent for the Lenders, and the other Agents named therein. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement and the other Loan Documents. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.11(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment

("Assignment Date"):

                                                                        Percentage Assigned of
                                                                        Facility/Commitment (set forth,
                                                                        to at least 8 decimals, as a
                                                                        percentage of the Facility and
                                                                        the aggregate Commitments of all
Facility                       Principal Amount Assigned                Lenders thereunder)
Loan                           $                                        %

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                              [Name of Assignor], as Assignor



                                              By:
                                                 -------------------------------
                                                 Name:
                                                       ------------------------
                                                 Title:
                                                        -----------------------

                                              [Name of Assignee], as Assignee



                                              By:
                                                 -------------------------------
                                                 Name:
                                                       ------------------------
                                                 Title:
                                                        -----------------------

The undersigned hereby consent to the within assignment:

Trinity Industries, Inc.                     The Chase Manhattan Bank,
                                             as Administrative Agent



By:                                          By:
   ---------------------------------            -------------------------------
   Name:                                        Name:
        -------------------------                    --------------------------
   Title:                                       Title:
         ------------------------                     -------------------------



----------------------

(1) Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

                                                                       EXHIBIT B


                                    [FORM OF]

                                    GUARANTY

         THIS GUARANTY (this "Guaranty"), dated as of October ___, 2001, is made by _________________, a _________________ (the "Guarantor"), in favor of THE
CHASE MANHATTAN BANK, as Administrative Agent (together with all successors and assigns thereto, the "Administrative Agent") for each of the Lender Parties.

                                   WITNESSETH:

         WHEREAS, pursuant to a Term Credit Agreement, dated as of October ___, 2001 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Trinity Industries, Inc., a Delaware corporation (the "Borrower"), the various financial institutions as are, or may from time to time become, parties to the Credit Agreement (the "Lenders"), the various financial institutions as are or may from time to time become Agents under the Credit Agreement, and The Chase Manhattan Bank, as Administrative Agent for the Lenders, the Lenders have agreed to make a Loan to the Borrower; and

         WHEREAS, as a condition precedent to the making of the Loan under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loan made to the Borrower and its Subsidiaries by the Lenders pursuant to the Credit Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make the Loan to the Borrower and its Subsidiaries pursuant to the Credit Agreement and the Lender Parties to extend financial accommodations, the Guarantor agrees, for the benefit of each Lender Party, as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  SECTION 1.01 CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Borrower" is defined in the first recital.

         "Credit Agreement" is defined in the first recital.

         "Guarantor" is defined in the preamble.

         "Guaranty" is defined in the preamble.

         "Lender Party" means, as the context may require, any Lender, any Agent, and each of its respective successors, transferees and assigns.

         "Lenders" is defined in the first recital.

         "Loan Parties" means, collectively, the Borrower, the Guarantor and any other Subsidiary of the Borrower which executes a Loan Document, and "Loan Party" means any one of the foregoing.

         "Obligations" means the sum of (i) the principal of the Loan outstanding under the Loan Documents plus (ii) all accrued but unpaid interest and fees owing to the Lender Parties under the Loan Documents plus (iii) all other obligations (monetary or otherwise) of the Borrower or any Subsidiary of the Borrower to any Lender Party, whether or not contingent, arising under or in connection with any of the Loan Documents

                  SECTION 1.02 CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II
                               GUARANTY PROVISIONS

                  SECTION 2.01 GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing under the Credit Agreement and each other Loan Document to which the Borrower or such other Loan Party is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(4) of the United States Bankruptcy Code, 11 U.S.C. Section 362(4), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

                  (b) indemnifies each Lender Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Guaranty;

provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand, or enforce any remedy whatsoever against the Borrower or any other Loan Party (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

                  SECTION 2.02 ACCELERATION OF GUARANTY. The Guarantor agrees that, in the event that the Obligations have been accelerated pursuant to
Article VII of the Credit Agreement, the Guarantor will pay to the Administrative Agent for itself and as agent for the Lender Parties forthwith the full amount of all such Obligations.

                  SECTION 2.03 GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Loan Party have been paid in full, and all obligations of the Guarantor hereunder shall have been paid in full. The Guarantor guarantees that the Obligations of the Borrower and each other Loan Party will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the Credit Agreement or any other Loan Document;

                  (b) the failure of any Lender Party

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Loan Party or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any other Loan Document, or otherwise, or

                  (ii) to exercise any right or remedy against any other guarantor of any Obligations of the Borrower or any other Loan Party;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Loan Party, or any other extension, compromise, or renewal of any Obligation of the Borrower or any other Loan Party;

                  (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Loan Party for any reason (other than indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Loan Party or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party securing any of the Obligations of the Borrower or any other Loan Party; or

                  (g) any other circumstance (other than indefeasible payment in full in cash of the Obligations) which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party, any surety, or any guarantor.

                  SECTION 2.04 REINSTATEMENT, ETC. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise, all as though such payment had not been made.

                  SECTION 2.05 WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Loan Party and this Guaranty and any requirement that the Administrative Agent or any other Lender Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Loan Party or any other Person (including any other guarantor) or any collateral securing the Obligations of the Borrower or any other Loan Party, as the case may be.

                  SECTION 2.06 WAIVER OF SUBROGATION. Until the indefeasible payment in full in cash of all Obligations, the Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Loan Party that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender Parties against the Borrower or any other Loan Party or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Administrative Agent for the benefit of the Lender Parties to be credited and applied to the Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.01 REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants unto each Lender Party as set forth in this Article.

                  SECTION 3.02 ORGANIZATION; POWERS. The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.03 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document executed or to be executed by it are within the Guarantor's corporate, partnership or limited liability company powers (as applicable), and have been duly authorized by all necessary corporate, partnership or limited liability company action (as applicable), and if required and applicable, stockholder action. This Guaranty has been duly executed and delivered by the Guarantor and constitutes, and each other Loan Document executed or to be executed by the Guarantor, when executed and delivered by the Guarantor, will constitute, a legal, valid and binding obligation of the Guarantor, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.04 APPROVALS; NO CONFLICTS. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document executed or to be executed by it, (a) do not require any approval of any Governmental Authority or other third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created in connection with this Guaranty, (b) will not violate any applicable Governmental Rule or the articles of organization, formation or incorporation (or comparable document), bylaws, operating agreement, partnership agreement, limited liability company agreement or similar documents (as applicable) of the Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement, or other instrument binding upon the Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor and (d) will not result in the creation or imposition of any Lien on any asset of the Guarantor except Liens created under the Loan Documents.

                  SECTION 3.05 BENEFIT TO THE GUARANTOR. The Guarantor is a wholly-owned subsidiary of the Borrower; and the Guarantor's guaranty pursuant to this

Guaranty reasonably may be expected to benefit, directly or indirectly, the Guarantor; and the Guarantor has determined that this Guaranty is necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and the Borrower.

                  SECTION 3.06 LITIGATION MATTERS. Except for Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its Subsidiaries or any of their respective properties, businesses, assets or revenues, (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that question the validity or enforceability of any Loan Documents or seek to enjoin or prevent the Transactions. Since the date of this Guaranty, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07 SOLVENCY. Immediately after entering into this Guaranty, the Guarantor will be Solvent. As used herein, the term "Solvent" means, with respect to the Guarantor, a condition under which (a) the fair market value of the Guarantor's assets is, on the date of determination greater than the total amount of the Guarantor's liabilities (including contingent and unliquidated liabilities) at such time; and (b) the Guarantor is able to pay all of its liabilities as such liabilities mature. For purposes of this definition
(i) the amount of the Guarantor's contingent or unliquidated liabilities at any time shall be the amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability, (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value, and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

                  SECTION 3.08 CREDIT AGREEMENT REPRESENTATIONS. All representations and warranties made by the Borrower with respect to the Guarantor set forth in Article III of the Credit Agreement are true and correct in all respects as of the date hereof.

                                   ARTICLE IV
                                 COVENANTS, ETC.

                  SECTION 4.01 COVENANTS. Until the payment in full in cash of all Obligations, the Guarantor covenants and agrees that the Guarantor will perform, comply with, observe and fulfill each of the covenants, agreements and obligations contained in the Credit Agreement, including without limitation,
Article V and Article VI of the Credit Agreement, pertaining or otherwise applicable to the Guarantor in its capacity as a Loan Party and a Subsidiary. The Guarantor hereby irrevocably and unconditionally agrees to be bound by such covenants, agreements and obligations applicable to it in such capacities as if the Guarantor were a party to the Credit Agreement and such covenants, agreements, and obligations applicable to it in such capacities are hereby reaffirmed by the Guarantor.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  SECTION 5.01 LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

                  SECTION 5.02 BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. This Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Administrative Agent, each other Lender Party and their respective successors, transferees and assigns permitted by Section 9.04 of the Credit Agreement.

                  SECTION 5.03 AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent in accordance with Section 9.02(b) of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 5.04 ADDRESSES FOR NOTICES TO THE GUARANTOR. All notices and other communications hereunder to the Guarantor shall be in writing (including telecopy communication) and mailed or telecopied or delivered to it, addressed to it at the address set forth below its signature hereto, or at such other address as shall be designated by the Guarantor in a written notice to the Administrative Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall be effective as provided in Section 9.01 of the Credit Agreement.

                  SECTION 5.05 NO WAIVER REMEDIES. In addition to, and not in limitation of, Section 2.03 and Section 2.05, no failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 5.06 HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Guaranty and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty.

                  SECTION 5.07 SETOFF. If an Event of Default shall have occurred and be continuing, each Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender Party to or for the credit or the account of the Guarantor or any of its Subsidiaries against any of and all the obligations of Guarantor now or hereafter existing under this Guaranty held by such Lender, irrespective of whether or not such Lender Party shall have made any demand under this Guaranty and although such obligations may be unmatured; provided, however, that any such set-off and application shall be subject to the provisions of
Section 2.12 of the Credit Agreement.

                  SECTION 5.08 SEVERABILITY. Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 5.09 GOVERNING LAWS. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF TEXAS.

                  SECTION 5.10 WAIVER OF JURY TRIAL. GUARANTORHEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH LENDER PARTIES HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 5.11 NO ORAL AGREEMENTS. THIS WRITTEN GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTAS TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                          [SIGNATURE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        ---------------------------------------


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

                                        Address:
                                                 ------------------------------

                                        Attention:
                                                  -----------------------------
                                        Telephone:
                                                  -----------------------------
                                        Telecopy:
                                                  -----------------------------

                                                                       EXHIBIT C


                                    [FORM OF]

                            INTEREST ELECTION REQUEST

The Chase Manhattan Bank
as Administrative Agent
for the Lenders referred to below
c/o The Chase Manhattan Bank

----------------------------------

----------------------------------

----------------------------------

Attention:
            ----------------------
Facsimile:
            ----------------------

The Chase Manhattan Bank
as Administrative Agent
for the Lenders referred to below
c/o The Chase Manhattan Bank

----------------------------------

----------------------------------

----------------------------------

Attention:
            ----------------------
Facsimile:
            ----------------------

         Re:      Credit Agreement (hereinafter defined)

Dear Sirs:

         Reference is made to that certain Term Credit Agreement, dated as of October ___, 2001 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Trinity Industries, Inc., a Delaware corporation (the "Borrower"), the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes an Interest Election Request and the Borrower hereby requests the conversion or continuation of a Tranche under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Tranche to be converted or continued as requested hereby:

         (A)      Tranche to which this request applies(1):

         (B)      Principal amount of Tranche to be converted/continued(2):



----------------------------

(1) Specify existing type and last day of current Interest Period.

         (C) Effective date of election (which is a Business Day):

         (D) Interest rate basis of resulting Tranche(3):

         (E) Interest Period of resulting Tranche(4):

                                        Very truly yours,

                                        TRINITY INDUSTRIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------



----------------------------

(2) Not less than $10,000,000 or an integral multiple of $2,000,000.

(3) Eurodollar Tranche or ABR Tranche.

(4) Which must comply with the definition of "Interest Period" and end not later than the Maturity Date.

                                  SCHEDULE 2.01

                                   COMMITMENTS


                              Lender                       Commitments
                              ------                       -----------
                  The Chase Manhattan Bank                 $170,000,000

                  TOTAL:                                   $170,000,000



                                Schedule 2.01 - 1

                                  SCHEDULE 3.04

                                DISCLOSED MATTERS

         None, except as disclosed in Borrower's Form 10K and Form 10Q reports to the Securities and Exchange Commission.



                                Schedule 3.04 - 1

                                  SCHEDULE 3.06

                                  SUBSIDIARIES

                                 U. S. COMPANIES



BELL TRUCKING COMPANY, INC.
State of Incorporation:  Texas
Date of Incorporation:   12/9/54
Qualified:  Texas

COLOMBUS EQUIPMENT LEASING COMPANY
State of Incorporation:  Texas
Date of Incorporation:   8/30/96
Qualified:  Texas

CONCRETE SUPPLY.NET, LLC
State of Incorporation:  Texas
Date of Incorporation:   8/10/00
Qualified:  Texas

DIFCO, INC.
State of Incorporation:  Ohio
Date of Incorporation:   12/27/54
Qualified:  Ohio

EXPRESS CONCRETE, INC.
State of Incorporation:  Texas
Date of Incorporation:   8/20/96
Qualified:  Texas

FLO-BEND, INC.
State of Incorporation:  Delaware
Date of Incorporation:   10/20/93
Qualified:  Delaware, Oklahoma

GAMBLES, INC.
State of Incorporation:  Alabama
Date of Incorporation:   2/5/88
Qualified:  Alabama


                               Schedule 3.06 - 1

GREENVILLE STEEL CAR COMPANY, INC.
State of Incorporation:  Pennsylvania
Date of Incorporation:   1/19/93
Qualified:  Pennsylvania

HACKNEY, INC.
State of Incorporation:  Texas
Date of Incorporation:   1/24/83
Qualified:  Texas

INDUSTRIALSOUP.COM, INC.
State of Incorporation:  Delaware
Date of Incorporation:   5/3/00
Qualified:  Delaware

INTERNATIONAL INDUSTRIAL INDEMNITY COMPANY
State of Incorporation:  Vermont
Date of Incorporation:   6/19/90
Qualified:  Vermont

INVENTORSPORTAL.COM, INC.
State of Incorporation:  Delaware
Date of Incorporation:   5/3/00
Qualified:  Delaware

IRONOX.COM, INC.
State of Incorporation:  Delaware
Date of Incorporation:   5/3/00
Qualified:  Delaware

KENTUCKY GALVANIZING, INC.
State of Incorporation:  Kentucky
Date of Incorporation:   6/1/88
Qualified:  Kentucky

MCT HOLDINGS, DELAWARE, INC.
State of Incorporation:  Delaware
Date of Incorporation:
Qualified:  Delaware

MCT HOLDINGS, INC.
State of Incorporation:  Maryland
Date of Incorporation:
Qualified:  Maryland


                               Schedule 3.06 - 2

MCT PROPERTIES, INC.
State of Incorporation:  Delaware
Date of Incorporation: 7/25/95
Qualified:  Delaware

MCCONWAY & TORLEY CORPORATION
State of Incorporation:  Pennsylvania
Date of Incorporation:   6/25/40
Qualified:  Pennsylvania, Kansas

MCCONWAY & TORLEY - ANNISTON, INC.
State of Incorporation:  Delaware
Date of Incorporation:   7/22/97
Qualified:  Delaware, Alabama

MIDLAND PAVING, INC.
State of Incorporation:  Delaware
Date of Incorporation:   4/20/94
Qualified:  Delaware, Texas

MOSHER STEEL COMPANY
State of Incorporation:  Texas
Date of Incorporation:   1/24/83
Qualified:  Texas

PATRIOT CONCRETE

PLATZER SHIPYARD, INC.
State of Incorporation:  Delaware
Date of Incorporation:   2/22/93
Qualified:  Delaware, Texas

REUNION GENERAL AGENCY, INC.
State of Incorporation:  Texas
Date of Incorporation:   12/12/66
Qualified:  Texas

SOUTH TEXAS CONSTRUCTION, INC.
State of Incorporation:  Delaware
Date of Incorporation:   2/22/93
Qualified:  Delaware, Texas


                               Schedule 3.06 - 3

STANDARD FORGED PRODUCTS, INC.
State of Incorporation:  Delaware
Date of Incorporation:   7/8/88
Qualified:  Delaware, Pennsylvania

STANDARD FORGINGS CORPORATION
State of Incorporation:  Delaware
Date of Incorporation:   10/1/68
Qualified:  Delaware, Indiana

SYRO, INC.
State of Incorporation:  Ohio
Date of Incorporation:   8/14/46
Qualified:  Ohio, Utah, Texas

TEXAS MCCONWAY & TORLEY, L.P.
State of Incorporation:  Texas
Date of Incorporation:   7/27/95
Qualified:  Texas

TEXAS METAL FABRICATING, INC.
State of Incorporation:  Texas
Date of Incorporation:   1/24/83
Qualified:  Texas

TILX LIP, LLC
Delaware Limited Liability Company

TILX GPI, LLC
Delaware Limited Liability Company

TRANSCISCO TRADING COMPANY
State of Incorporation:  Delaware
Date of Incorporation: 10/28/89
Qualified:  Delaware, California, Texas

TRANSIT MIX CONCRETE - BAYTOWN, INC.
State of Incorporation:  Texas
Date of Incorporation:   9/11/98
Qualified:  Texas

TRANSIT MIX CONCRETE & MATERIALS COMPANY
State of Incorporation:  Delaware
Date of Incorporation:   9/26/91
Qualified:  Delaware, Texas, Colorado


                               Schedule 3.06 - 4

TRANSIT MIX CONCRETE & MATERIALS COMPANY OF LOUISIANA
State of Incorporation:  Delaware
Date of Incorporation:   4/20/94
Qualified:  Delaware, Louisiana

TRANSIT MIX CONCRETE & MATERIALS COMPANY OF MIDLAND
State of Incorporation:  Delaware
Date of Incorporation:   4/20/94
Qualified:  Delaware, Texas

TRIADAS, LLC
State of Incorporation:  Delaware
Date of Incorporation:   7/11/01
Qualified:  Delaware

TRIMODUS, INC.
State of Incorporation:  Delaware
Date of Incorporation:   5/3/00
Qualified:  Delaware

TRIN MANUFACTURING SYSTEMS, INC.
State of Incorporation:  Delaware
Date of Incorporation:   12/20/00
Qualified:  Delaware

TRINITY A-VENTURES, INC.
State of Incorporation:  Delaware
Date of Incorporation:   9/11/00
Qualified:  Delaware, Texas

TRINITY BALCO, INC.
State of Incorporation:  Delaware
Date of Incorporation:   12/28/89
Qualified:  Delaware

TRINITY CASTINGS, INC.
State of Incorporation:  Delaware
Date of Incorporation:   7/24/97
Qualified:  Delaware

TRINITY DIFCO, INC.
State of Incorporation:  Delaware
Date of Incorporation:   8/10/93
Qualified:  Delaware, Ohio


                               Schedule 3.06 - 5

TRINITY EE, INC.
State of Incorporation:  Delaware
Date of Incorporation:   6/26/97
Qualified:  Delaware, Missouri, Texas

TRINITY EQUIPMENT CO., INC.
State of Incorporation:  Delaware
Date of Incorporation:   5/6/91
Qualified:  Delaware, Texas

TRINITY EQUIPMENT MANUFACTURING CO.
State of Incorporation:  Delaware
Date of Incorporation:   7/30/99
Qualified:  Delaware, New York, Florida, Texas

TRINITY E-VENTURES, INC.
State of Incorporation:  Delaware
Date of Incorporation:   3/17/00
Qualified:  Delaware, Texas

TRINITY FINANCIAL SERVICES, INC.
State of Incorporation:  Delaware
Date of Incorporation:   8/21/96
Qualified:  Delaware

TRINITY FITTING & FLANGE GROUP, INC.
State of Incorporation:  Delaware
Date of Incorporation:   8/10/95
Qualified:  Delaware, Arkansas, Indiana, Texas, Oklahoma, Mississipi, Kentucky

TRINITY HH, INC.
State of Incorporation:  Delaware
Date of Incorporation:   7/22/97
Qualified:  Delaware

TRINITY HIGHWAY SAFETY PRODUCTS, INC.
State of Incorporation:  Delaware
Date of Incorporation:   7/30/99
Qualified:  Delaware

TRINITY INDUSTRIES BUFFALO, INC.
State of Incorporation:  Delaware
Date of Incorporation:   6/26/97
Qualified:  Delaware, Connecticut, New York, Tennessee, Texas, Alabama


                               Schedule 3.06 - 6

TRINITY INDUSTRIES FOUNDATION
State of Incorporation:  Texas
Date of Incorporation:   6/16/99
Qualified:  Texas

TRINITY INDUSTRIES, INC.
State of Incorporation:  Delaware
Date of Incorporation:   8/4/86
Qualified:  Delaware, Alabama, Arizona, Arkansas, Florida, Georgia, Illinois,
            Indiana, Kentucky, Louisiana, Mississippi, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas

TRINITY INDUSTRIES INTERNATIONAL, INC.
State of Incorporation:  Delaware
Date of Incorporation:   4/20/94
Qualified:  Delaware

TRINITY INDUSTRIES, INC. OF LOUISIANA
State of Incorporation:  Delaware
Date of Incorporation:   12/28/92
Qualified:  Delaware, Louisiana

TRINITY INDUSTRIES LEASING COMPANY
State of Incorporation:  Delaware
Date of Incorporation:   12/23/87
Qualified:  Delaware, Illinois, Texas

TRINITY INDUSTRIES RAILCAR CORPORATION
State of Incorporation:  Delaware
Date of Incorporation:   3/14/96
Qualified:  Delaware

TRINITY INDUSTRIES REAL PROPERTIES, INC.
State of Incorporation:  Delaware
Date of Incorporation:   1/19/93
Qualified:  Delaware, Texas, Georgia, Mississippi, Pennsylvania

TRINITY INDUSTRIES SECURITY, INC.
State of Incorporation:  Texas
Date of Incorporation:   6/7/84
Qualified:  Texas


                               Schedule 3.06 - 7

TRINITY INDUSTRIES TRANSPORTATION, INC.
State of Incorporation:  Texas
Date of Incorporation:   12/31/74
Qualified:  Arkansas, Kentucky, Louisiana, North Carolina, Missouri,
            Pennsylvania, Texas, Ohio, Utah

TRINITY INFORMATION SYSTEMS, INC.
State of Incorporation:  Delaware
Date of Incorporation:   4/5/93
Qualified:  Delaware, Texas

TRINITY JJ, INC.
State of Incorporation:  Delaware
Date of Incorporation:   10/26/98
Qualified:  Delaware

TRINITY KK, INC.
State of Incorporation:  Delaware
Date of Incorporation:   10/26/98
Qualified:  Delaware

TRINITY MARINE PRODUCTS, INC.
State of Incorporation:  Delaware
Date of Incorporation:   3/14/96
Qualified:  Delaware, Louisiana, Missouri, Tennessee, Kentucky

TRINITY MATERIALS, INC.
State of Incorporation:  Delaware
Date of Incorporation:   4/5/93
Qualified:  Delaware, Texas

TRINITY MINING SERVICES, INC.
State of Incorporation:  Delaware
Date of Incorporation:   9/14/93
Qualified:  Delaware, Alabama

TRINITY MOBILE RAILCAR REPAIR, INC.
State of Incorporation:  Delaware
Date of Incorporation:   10/20/93
Qualified:  Delaware, Arizona, Illinois, Kansas, Louisiana, Nebraska,
            New Mexico, New York, Ohio, Pennsylvania, Tennessee, Texas, Utah


                               Schedule 3.06 - 8

TRINITY Q, INC.
State of Incorporation:  Delaware
Date of Incorporation:   11/1/94
Qualified:  Delaware, Ohio

TRINITY RAIL, INC.
State of Incorporation:  Delaware
Date of Incorporation:   10/31/85
Qualified:  Delaware, Texas, California

TRINITY RAIL LEASING I L.P.
Texas Limited Partnership

TRINITY RAIL MANAGEMENT, INC.
State of Incorporation:  Delaware
Date of Incorporation:   8/2/90
Qualified:  Delaware, California, Texas, Washington

TRINITY RAIL SERVICES, INC.
State of Incorporation:  California
Date of Incorporation:   2/15/91
Qualified:  Georgia, California, Illinois, Iowa, Michigan, Montana,
            West Virginia, Texas, Missouri

TRINITY S-VENTURES, INC.
State of Incorporation:  Delaware
Date of Incorporation:   4/6/00
Qualified:  Delaware

TRINITY STRUCTURAL TOWERS, INC.
State of Incorporation:  Delaware
Date of Incorporation:   3/17/00
Qualified:  Delaware, Texas

TRINITY V-ALLIANCES, INC.
State of Incorporation:  Delaware
Date of Incorporation:   9/12/00
Qualified:  Delaware

TRINSERV ALLIANCE, INC.
State of Incorporation:  Delaware
Date of Incorporation: 10/19/00
Qualified:  Delaware


                               Schedule 3.06 - 9

TRIPLE J SECURITIES, INC.
State of Incorporation:  Delaware
Date of Incorporation:   8/21/96
Qualified:  Delaware

TRN BUSINESS TRUST
State of Incorporation:  Delaware
Date of Incorporation:   3/14/96
Qualified:  Delaware

TRN, INC.
State of Incorporation:  Delaware
Date of Incorporation:   8/10/95
Qualified:  Delaware, Texas

TRN INVESTMENT COMPANY
State of Incorporation:  Delaware
Date of Incorporation:   10/25/99
Qualified:  Delaware

VENTEXE.COM, INC.
State of Incorporation:  Delaware
Date of Incorporation:   7/17/00
Qualified:  Delaware

WALDORF PROPERTIES, INC.
State of Incorporation:  Delaware
Date of Incorporation:   3/14/96
Qualified:  Delaware, Maryland, Alabama


                               Schedule 3.06 - 10

                                FOREIGN COMPANIES


APROMAT, S.A.
Romania

ASTRA VAGOANE ARAD, S.A.
Romania

TRINITY INDUSTRIES INTERNATIONAL HOLDINGS AG

Switzerland

MEVA, S.A.
Romania

TRINITY INDUSTRIES GMBH
Switzerland

TRINITY ARGENTINA
Argentina

TRINITY RAIL DO BRAZIL
Brazil

WAGONMARKET SPOL. S R.O.
Slovakia

GRUPO TATSA, S DE R.L. DE C.V
Mexico

TRINITY INDUSTRIES DE MEXICO, S. DE R.L. DE C.V.
Mexico

OFE, S. DE R.L. DE C.V.
Mexico

ASISTENCIA PROFESSIONAL CORPORATIVA, S. DE R.L. DE C.V.
Mexico

SERVICIOS CORPORATIVOS TATSA, S. DE R.L. DE C.V.
Mexico


                               Schedule 3.06 - 11

                              MATERIAL SUBSIDIARIES



                    TRANSIT MIX CONCRETE & MATERIALS COMPANY

                       TRINITY INDUSTRIES LEASING COMPANY

                          TRINITY MARINE PRODUCTS, INC.



                               Schedule 3.06 - 12